RSM US LLP

March 11, 2025

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Turning Point Brands, Inc.'s statements included under Item 4.01 of its Form 8-K filed on March 11, 2025, and we agree with such statements concerning our firm.

RSM US LLP